EXHIBIT 99.1
COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS
DETROIT/January 19, 2006 — Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2005 earnings of $207 million, or $1.25 per diluted share, compared to $238 million, or $1.41 per diluted share, for the third quarter 2005 and $207 million, or $1.21 per diluted share, for the fourth quarter 2004.

(dollar amounts in millions)	4th Qtr ’05	3rd Qtr ’05	4th Qtr ’04
Diluted EPS	$1.25	$1.41	$1.21
Net interest income	$501	$512	$466
Net interest margin	4.00%	4.15%	3.96%
Provision for loan losses	$(20)	$(30)	$(21)
Noninterest income	$281	$232	$203
Noninterest expenses
Provision for credit losses on lending-related commitments	$25	$(1)	$3
Noninterest expenses — other	462	423	377

Total noninterest expenses	$487	$422	$380
Net income	$207	$238	$207
Return on equity	16.28%	18.59%	16.39%
Net income for 2005 was $861 million, or $5.11 per diluted share, compared to $757 million, or $4.36 per diluted share, for 2004. Return on average common shareholders’ equity was 16.90 percent and return on average assets was 1.64 percent for 2005, compared to 15.03 percent and 1.49 percent, respectively, for 2004.
Full Year and Fourth Quarter 2005 Highlights
Full Year 2005 Compared to Full Year 2004
•	Revenue grew 9% (7% excluding the net gain on the sales of businesses), with average loan growth of 5%, excluding Financial Services Division loans; net interest margin improved 20 basis points to 4.06%; and noninterest income (excluding the net gain on sales of businesses) grew 4%

•	Noninterest expenses rose 12%, with approximately half of the increase related to customer services expense in the Financial Services Division ($46 million) and credit-related costs ($39 million), including the provision for credit losses on lending-related commitments and other real estate expense. Other factors contributing to the increase in noninterest expenses included profitability-based incentives ($41 million), pension and staff insurance ($20 million) and new banking centers ($12 million)

•	Credit quality was at an historically strong level, with charge-offs at 25 basis points, down from 48 basis points in 2004; and nonperforming assets were down 52% to $162 million, compared to $339 million at year-end 2004
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COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS — 2
Fourth Quarter 2005 Compared to Third Quarter 2005
•	On an annualized basis, average loans increased 2%, led by 14% growth in the Texas market and 10% growth in the Western market, partially offset by a 5% decline in the Midwest & Other markets (growth rates exclude Financial Services Division loans)

•	Credit quality remained solid, with nonperforming assets declining 27% to $162 million at December 31, 2005

•	Noninterest expenses were up $65 million, reflecting higher incentives from increased profitability, a higher provision for credit losses on lending-related commitments related to the automotive industry, and a contribution to the Comerica Charitable Foundation
“We continue to make investments to support the growth of our businesses and to bring better balance to our geographic and business mix over time,” said Ralph W. Babb Jr., chairman and chief executive officer. “Our fourth quarter results underscore many of the positive trends we have seen all year, including loan growth — particularly in the Western and Texas markets — and credit quality continues to be solid by any metric,” Babb said.
“We remain focused on revenue growth and our other key strategic drivers to create attractive shareholder returns over time,” Babb said. “As we enter 2006, we expect to deliver good loan growth with solid credit quality, while generating positive operating leverage.”
Net Interest Income
Net interest income was $501 million for the fourth quarter 2005, compared to $512 million for the third quarter 2005 ($492 million without the previously reported warrant accounting adjustment) and $466 million for the fourth quarter 2004. The $9 million increase in net interest income from the adjusted third quarter 2005 level resulted from the spread improvement provided by noninterest-bearing deposits in a rising interest rate environment. Average earning assets of $49.8 billion for the fourth quarter 2005 increased $698 million from the third quarter 2005, primarily as a result of a $667 million, or one percent, increase in average loans to $45.2 billion for the fourth quarter 2005. The Corporation’s Financial Services Division contributed $435 million of the increase in average loans for the fourth quarter 2005. Average deposits of $41.5 billion for the fourth quarter 2005 increased $204 million from the third quarter 2005.
The net interest margin was 4.00 percent in the fourth quarter 2005, compared to 4.15 percent for the third quarter 2005 (3.99 percent without the warrant accounting adjustment). The fourth quarter 2005 net interest margin benefited from a greater contribution from noninterest-bearing deposits in a higher rate environment.
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COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS — 3
Noninterest Income
Noninterest income was $281 million for the fourth quarter 2005, compared to $232 million for the third quarter 2005 and $203 million for the fourth quarter 2004. Commercial lending fees, investment advisory revenue and card fees each experienced linked-quarter growth, while most other categories remained relatively flat. Certain categories of noninterest income are highlighted in the table below. Net gain on sales of businesses in the fourth quarter 2005 resulted from the sale of the Corporation’s interest in Framlington Group Limited, a London, England based asset manager. Risk management hedge ineffectiveness relates to libor and prime interest rate swap hedges and foreign exchange balance sheet hedges, and varies from period to period as rates and rate spreads change.

(in millions)	4th Qtr '05	3rd Qtr '05	4th Qtr '04
Net gain on sales of businesses	$55	$1	$—
Other noninterest income
Income (net of write-downs) from unconsolidated venture capital and private equity investments	—	13	4
Risk management hedge ineffectiveness	6	(3)	(3)
Noninterest Expenses
Noninterest expenses were $487 million for the fourth quarter 2005, compared to $422 million for the third quarter 2005 and $380 million for the fourth quarter 2004. Noninterest expenses reflect higher incentives tied to increased profitability, continued investment in banking centers, technology and products, and higher credit costs related to other real estate and the provision for credit losses on lending-related commitments. Certain categories of noninterest expense are highlighted in the table below. Salaries increased $16 million, largely due to severance ($2 million) and business unit incentives ($11 million), primarily in investment advisory and lending-related units. Investment advisory incentives resulted from better-than-expected revenue growth. Lending-related incentives are based on risk-adjusted profits, and were therefore positively impacted by solid credit quality. Customer services expense varies from period to period as a result of changes in the level of noninterest-bearing deposits in the Corporation’s Financial Services Division and the earnings credit allowance provided on these deposits, as well as a competitive environment. The provision for credit losses on lending-related commitments increased primarily due to exposure to the automotive industry. The increase in contributions was used to fund the Comerica Charitable Foundation. Other real estate expense primarily related to a large write-down and operating costs incurred on a single property.

(in millions)	4th Qtr '05	3rd Qtr '05	4th Qtr '04
Salaries
Severance	$3	$1	$3
Business unit incentives	45	34	29
Customer services	19	29	6
Provision for credit losses on lending-related commitments	25	(1)	(3)
Other noninterest expenses
Charitable contributions	11	—	7
Other real estate expense	9	2	2
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COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS — 4
Credit Quality
“Consistently solid credit quality metrics in the fourth quarter 2005 resulted in a $23 million decline in the allowance for credit losses from the third quarter,” said Babb. “Nonperforming assets continued to improve from already low levels.”

(dollar amounts in millions)	4th Qtr '05	3rd Qtr '05	4th Qtr '04
Net loan charge-offs	$22	$21	$35
Net lending-related commitment charge-offs	$6	$—	$—

Total credit-related charge-offs	$28	$21	$35
Net loan charge-offs/Average total loans	0.20%	0.18%	0.34%

Provision for loan losses	$(20)	$(30)	$(21)
Provision for credit losses on lending-related commitments	$25	$(1)	$(3)

Total provision for credit losses	$5	$(31)	$(24)

Nonperforming assets (NPAs)	$162	$220	$339
NPAs/Total loans, Other real estate & Nonaccrual debt securities	0.37%	0.52%	0.83%
Allowance for loan losses	$516	$558	$673
Allowance for credit losses on lending-related commitments*	$33	$14	$21

Total allowance for credit losses	$549	$572	$694
Allowance for loan losses/Total loans	1.19%	1.33%	1.65%
Allowance for loan losses/NPAs	319	253	198

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
During the fourth quarter 2005, $28 million of loans greater than $2 million were transferred to nonaccrual status, a decrease of $53 million from the third quarter 2005. Nonperforming assets were $162 million at December 31, 2005, a decrease of $58 million from September 30, 2005.
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $53.0 billion and $5.1 billion, respectively, at December 31, 2005, compared to $54.3 billion and $5.1 billion, respectively, at September 30, 2005. There were approximately 163 million shares outstanding at December 31, 2005, compared to approximately 165 million shares outstanding at September 30, 2005. In the fourth quarter 2005, approximately 2.5 million shares were repurchased in the open market for $146 million. Comerica’s fourth quarter 2005 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.83 percent, 8.44 percent and 11.66 percent, respectively.
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COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS — 5
2006 Outlook
Comerica’s outlook for full-year 2006 compared to the full year 2005 is as follows:
•	Mid-to-high single digit average loan growth (mid-single-digit average loan growth excluding Financial Services Division loans)

•	Average full year net interest margin of about 4.00 percent

•	Provision for credit losses consistent with credit-related charge-offs of 25 to 30 basis points of average loans

•	Low single digit noninterest income growth, excluding net gain on sales of businesses

•	Noninterest expenses unchanged

•	Active capital management
Business Segments
Comerica’s operations are strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr '05		3rd Qtr '05		4th Qtr '04

Business Bank	$125	65%	$186	75%	$160	75%
Small Business & Personal Financial Services	29	15	40	16	40	19
Wealth & Institutional Management	39	20	23	9	12	6

	193	100%	249	100%	212	100%
Finance	(4)		(20)		(37)
Other*	18		9		32

Total	$207		$238		$207

*	Includes items not directly associated with the major business segments or the Finance Division
Net income for the Business Bank was $125 million for the fourth quarter 2005, compared to $186 million for the third quarter 2005. Net interest income (FTE) of $336 million in the fourth quarter 2005 decreased $31 million from the third quarter 2005. The decrease in net interest income (FTE) was primarily due to higher levels of low rate loans in the Financial Services Division in the fourth quarter 2005, compared to the third quarter 2005, and a $20 million positive adjustment in the third quarter 2005 resulting from a warrant accounting change. Average loans of $35.8 billion in the fourth quarter 2005 increased $576 million, or two percent, compared to the third quarter 2005, primarily due to increases in loans in the Financial Services Division, Commercial Real Estate, and National Dealer Services businesses. Average deposits of $20.6 billion in the fourth quarter 2005 decreased $299 million compared to the third quarter 2005, primarily due to a decrease in deposits in the Financial Services Division. Fourth quarter 2005 noninterest expenses of $226 million increased $41 million from the third quarter 2005, primarily due to increases in the provision for credit losses on lending-related commitments, net corporate overhead expenses and incentive compensation, partially offset by a decrease in customer services expense.
Net income for Small Business & Personal Financial Services was $29 million for the fourth quarter 2005, compared to $40 million for the third quarter 2005. The change largely reflects higher expenses, including those related to banking center investments.
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COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS — 6
Net income for Wealth & Institutional Management was $39 million for the fourth quarter 2005, compared to $23 million for the third quarter 2005. Noninterest income of $137 million in the fourth quarter 2005 increased $54 million compared to the third quarter 2005, primarily due to the sale of the Corporation’s interest in Framlington Group Limited, described above. Fourth quarter 2005 noninterest expenses of $114 million increased $25 million compared to the third quarter 2005, primarily due to increases in incentive compensation, severance expense, net corporate overhead expenses and other real estate expenses.
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are presented on a FTE basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr '05		3rd Qtr '05		4th Qtr '04

Midwest & Other Markets	$109	56%	$134	54%	$120	57%
Western	63	33	87	35	69	32
Texas	19	10	21	8	19	9
Florida	2	1	7	3	4	2

	193	100%	249	100%	212	100%
Finance & Other	14		(11)		(5)

Total	$207		$238		$207

Net income for the Midwest & Other markets was $109 million in the fourth quarter 2005, compared to $134 million in the third quarter 2005. Noninterest income of $201 million in the fourth quarter 2005 increased $47 million compared to the third quarter 2005, primarily due to the sale of the Corporation’s interest in Framlington Group Limited, described above. Fourth quarter 2005 noninterest expenses of $304 million increased $71 million compared to the third quarter 2005, primarily due to increases in the provision for credit losses on lending-related commitments, net corporate overhead expenses, incentive compensation and other real estate expenses.
Net income for the Western market was $63 million for the fourth quarter 2005, compared to $87 million for the third quarter 2005. Net interest income (FTE) of $188 million in the fourth quarter 2005 decreased $26 million from the third quarter 2005. The decrease in net interest income (FTE) was primarily due to higher levels of low rate loans in the Financial Services Division in the fourth quarter 2005, compared to the third quarter 2005, and a $20 million positive adjustment in the third quarter 2005 resulting from a warrant accounting change. Average loans of $15.0 billion in the fourth quarter 2005 increased $734 million compared to the third quarter 2005, primarily due to increases in loans in the Financial Service Division, National Dealer Services, and Commercial Real Estate businesses. Average deposits of $17.0 billion in the fourth quarter 2005 decreased $367 million compared to the third quarter 2005, primarily due to a decrease in deposits in the Financial Services Division.
Net income for the Texas market was $19 million for the fourth quarter 2005, compared to $21 million for the third quarter 2005. Average loans of $5.3 billion in the fourth quarter 2005 increased $181 million, compared to third quarter 2005. Average deposits of $3.7 billion in the fourth quarter 2005 increased $107 million compared to the third quarter 2005.
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COMERICA REPORTS FOURTH QUARTER AND 2005 EARNINGS — 7
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter and full year 2005 financial results at 8 a.m. ET Thursday, January 19, 2006. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 3603986). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through Sunday, February 19, 2006. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 3603986). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, Small Business & Personal Financial Services, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful.
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Paul E. Burdiss
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2005	2005	2004	2005	2004

PER SHARE AND COMMON STOCK DATA
Diluted net income	$1.25	$1.41	$1.21	$5.11	$4.36
Cash dividends declared	0.55	0.55	0.52	2.20	2.08
Common shareholders’ equity (at period end)	31.11	30.81	29.94
Average diluted shares (in thousands)	165,738	168,387	172,224	168,685	173,816

KEY RATIOS
Return on average common shareholders’ equity	16.28%	18.59%	16.39%	16.90%	15.03%
Return on average assets	1.53	1.78	1.63	1.64	1.49
Average common shareholders’ equity as a percentage of average assets	9.42	9.57	9.93	9.71	9.90
Tier 1 common capital ratio *	7.83	7.98	8.13
Tier 1 risk-based capital ratio *	8.44	8.60	8.77
Total risk-based capital ratio *	11.66	12.07	12.75
Leverage ratio *	10.02	10.07	10.37

AVERAGE BALANCES
Commercial loans	$25,666	$25,230	$22,563	$24,575	$22,139
Real estate construction loans	3,416	3,202	3,178	3,194	3,264
Commercial mortgage loans	8,799	8,631	7,999	8,566	7,991
Residential mortgage loans	1,465	1,418	1,275	1,388	1,237
Consumer loans	2,675	2,703	2,721	2,696	2,668
Lease financing	1,288	1,300	1,259	1,283	1,272
International loans	1,940	2,098	2,134	2,114	2,162

Total loans	$45,249	$44,582	$41,129	$43,816	$40,733
Earning assets	49,764	49,066	47,018	48,232	46,975
Total assets	54,130	53,462	51,116	52,506	50,948
Interest-bearing deposits	26,320	25,540	25,572	25,633	26,023
Total interest-bearing liabilities	32,683	31,488	30,192	31,270	30,838
Noninterest-bearing deposits	15,158	15,734	14,755	15,007	14,122
Common shareholders’ equity	5,101	5,116	5,077	5,097	5,041

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$502	$513	$467	$1,960	$1,813
Fully taxable equivalent adjustment	1	1	1	4	3
Net interest margin	4.00%	4.15%	3.96%	4.06%	3.86%

CREDIT QUALITY
Nonaccrual loans	$138	$186	$312
Other real estate	24	34	27
Total nonperforming assets	162	220	339
Loans 90 days past due and still accruing	16	14	15
Gross loan charge-offs	38	47	55	$174	$268
Loan recoveries	16	26	20	64	74
Net loan charge-offs	22	21	35	110	194
Allowance for loan losses as a percentage of total loans	1.19%	1.33%	1.65%
Net loans charged off as a percentage of average total loans	0.20	0.18	0.34	0.25%	0.48%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.37	0.52	0.83
Allowance for loan losses as a percentage of total nonperforming assets	319	253	198

ADDITIONAL DATA
Goodwill	$213	$247	$247
Other intangibles	1	1	1
Loan servicing rights	19	19	20
Deferred mutual fund distribution costs	6	7	8
Amortization of intangibles	—	—	—	$—	$1

*	December 31, 2005 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2005	2005	2004

ASSETS
Cash and due from banks	$1,609	$1,795	$1,139
Short-term investments	1,159	3,619	3,230
Investment securities available-for-sale	4,240	4,088	3,943

Commercial loans	23,545	22,754	22,039
Real estate construction loans	3,482	3,289	3,053
Commercial mortgage loans	8,867	8,700	8,236
Residential mortgage loans	1,485	1,444	1,294
Consumer loans	2,697	2,696	2,751
Lease financing	1,295	1,286	1,265
International loans	1,876	1,972	2,205

Total loans	43,247	42,141	40,843
Less allowance for loan losses	(516)	(558)	(673)

Net loans	42,731	41,583	40,170

Premises and equipment	510	499	415
Customers’ liability on acceptances outstanding	59	39	57
Accrued income and other assets	2,705	2,726	2,812

Total assets	$53,013	$54,349	$51,766

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$15,666	$17,702	$15,164
Interest-bearing deposits	26,765	25,968	25,772

Total deposits	42,431	43,670	40,936

Short-term borrowings	302	241	193
Acceptances outstanding	59	39	57
Accrued expenses and other liabilities	1,192	1,242	1,189
Medium- and long-term debt	3,961	4,066	4,286

Total liabilities	47,945	49,258	46,661

Common stock — $5 par value:
Authorized — 325,000,000 shares Issued — 178,735,252 shares at 12/31/05, 9/30/05 and 12/31/04	894	894	894
Capital surplus	461	448	421
Accumulated other comprehensive loss	(170)	(158)	(69)
Retained earnings	4,796	4,683	4,331
Less cost of common stock in treasury — 15,834,985 shares at 12/31/05, 13,469,654 shares at 9/30/05 and 8,259,328 shares at 12/31/04	(913)	(776)	(472)

Total shareholders’ equity	5,068	5,091	5,105

Total liabilities and shareholders’ equity	$53,013	$54,349	$51,766

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2005	2004	2005	2004

INTEREST INCOME
Interest and fees on loans	$698	$544	$2,554	$2,054
Interest on investment securities	41	36	148	147
Interest on short-term investments	6	11	24	36

Total interest income	745	591	2,726	2,237

INTEREST EXPENSE
Interest on deposits	171	91	548	315
Interest on short-term borrowings	24	2	52	4
Interest on medium- and long-term debt	49	32	170	108

Total interest expense	244	125	770	427

Net interest income	501	466	1,956	1,810
Provision for loan losses	(20)	(21)	(47)	64

Net interest income after provision for loan losses	521	487	2,003	1,746

NONINTEREST INCOME
Service charges on deposit accounts	55	53	218	231
Fiduciary income	44	43	177	171
Commercial lending fees	19	14	63	55
Letter of credit fees	14	17	70	66
Foreign exchange income	10	9	37	37
Brokerage fees	9	9	36	36
Investment advisory revenue, net	15	9	51	35
Card fees	11	9	39	32
Bank-owned life insurance	10	6	38	34
Equity in earnings of unconsolidated subsidiaries	3	1	16	12
Warrant income	2	1	9	7
Net gain on sales of businesses	55	—	56	7
Other noninterest income	34	32	132	134

Total noninterest income	281	203	942	857

NONINTEREST EXPENSES
Salaries	225	193	820	760
Employee benefits	47	40	184	159

Total salaries and employee benefits	272	233	1,004	919
Net occupancy expense	31	32	121	125
Equipment expense	14	15	56	58
Outside processing fee expense	22	17	78	68
Software expense	14	12	49	43
Customer services	19	6	69	23
Litigation and operational losses	4	(3)	18	24
Provision for credit losses on lending-related commitments	25	(3)	18	(12)
Other noninterest expenses	86	71	253	245

Total noninterest expenses	487	380	1,666	1,493

Income before income taxes	315	310	1,279	1,110
Provision for income taxes	108	103	418	353

NET INCOME	$207	$207	$861	$757

Basic net income per common share	$1.27	$1.22	$5.17	$4.41
Diluted net income per common share	1.25	1.21	5.11	4.36
Cash dividends declared on common stock	90	88	367	356
Dividends per common share	0.55	0.52	2.20	2.08

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2005 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2005		Fourth Quarter 2004
(in millions, except per share data)	2005	2005	2005	2005	2004	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$698	$674	$616	$566	$544	$24	3.5%	$154	28.1%
Interest on investment securities	41	38	34	35	36	3	8.0	5	15.3
Interest on short-term investments	6	7	5	6	11	(1)	(0.7)	(5)	(40.2)

Total interest income	745	719	655	607	591	26	3.7	154	26.1

INTEREST EXPENSE
Interest on deposits	171	147	122	108	91	24	17.2	80	88.2
Interest on short-term borrowings	24	16	9	3	2	8	50.5	22	N/M
Interest on medium- and long-term debt	49	44	41	36	32	5	8.3	17	52.0

Total interest expense	244	207	172	147	125	37	17.8	119	96.4

Net interest income	501	512	483	460	466	(11)	(2.1)	35	7.4
Provision for loan losses	(20)	(30)	2	1	(21)	10	33.3	1	4.8

Net interest income after provision for loan losses	521	542	481	459	487	(21)	(3.8)	34	6.9

NONINTEREST INCOME
Service charges on deposit accounts	55	55	54	54	53	—	(1.4)	2	3.1
Fiduciary income	44	44	43	46	43	—	(0.6)	1	2.2
Commercial lending fees	19	16	16	12	14	3	21.4	5	47.1
Letter of credit fees	14	18	18	20	17	(4)	(24.0)	(3)	(18.7)
Foreign exchange income	10	9	9	9	9	1	2.1	1	7.6
Brokerage fees	9	10	9	8	9	(1)	(6.6)	—	(1.2)
Investment advisory revenue, net	15	14	12	10	9	1	7.5	6	58.2
Card fees	11	10	9	9	9	1	8.6	2	25.4
Bank-owned life insurance	10	9	10	9	6	1	7.9	4	42.5
Equity in earnings of unconsolidated subsidiaries	3	4	4	5	1	(1)	(29.0)	2	168.6
Warrant income	2	2	3	2	1	—	39.1	1	47.6
Net gain on sales of businesses	55	1	—	—	—	54	N/M	55	N/M
Other noninterest income	34	40	32	26	32	(6)	(14.9)	2	7.9

Total noninterest income	281	232	219	210	203	49	20.5	78	37.8

NONINTEREST EXPENSES
Salaries	225	209	197	189	193	16	7.7	32	16.7
Employee benefits	47	46	44	47	40	1	1.4	7	15.0

Total salaries and employee benefits	272	255	241	236	233	17	6.5	39	16.4
Net occupancy expense	31	30	28	32	32	1	5.3	(1)	(4.9)
Equipment expense	14	14	14	14	15	—	(0.1)	(1)	(2.0)
Outside processing fee expense	22	19	20	17	17	3	10.8	5	27.2
Software expense	14	12	11	12	12	2	21.1	2	18.1
Customer services	19	29	10	11	6	(10)	(34.7)	13	241.1
Litigation and operational losses	4	4	7	3	(3)	—	31.0	7	(226.1)
Provision for credit losses on lending-related commitments	25	(1)	(3)	(3)	(3)	26	N/M	28	N/M
Other noninterest expenses	86	60	55	52	71	26	43.0	15	20.6

Total noninterest expenses	487	422	383	374	380	65	15.4	107	28.2

Income before income taxes	315	352	317	295	310	(37)	(10.7)	5	1.1
Provision for income taxes	108	114	100	96	103	(6)	(6.7)	5	3.6

NET INCOME	$207	$238	$217	$199	$207	$(31)	(12.7)%	$—	(0.2)%

Basic net income per common share	$1.27	$1.43	$1.29	$1.18	$1.22	$(0.16)	(11.2)%	$0.05	4.1%
Diluted net income per common share	1.25	1.41	1.28	1.16	1.21	(0.16)	(11.3)	0.04	3.3

Cash dividends declared on common stock	90	92	92	93	88	(2)	(2.6)	2	1.7
Dividends per common share	0.55	0.55	0.55	0.55	0.52	—	0.0	0.03	5.8

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2005				2004
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$558	$609	$636	$673	$729

Loans charged-off:
Commercial	14	20	29	28	39
Real estate construction:
Real estate construction business line	1	1	—	—	—
Other	—	—	—	—	—

Total real estate construction	1	1	—	—	—
Commercial mortgage:
Commercial real estate business line	—	—	2	2	4
Other	1	4	5	3	—

Total commercial mortgage	1	4	7	5	4
Residential mortgage	1	—	—	—	—
Consumer	3	6	3	3	5
Lease financing	18	13	3	3	4
International	—	3	1	7	3

Total loans charged-off	38	47	43	46	55

Recoveries on loans previously charged-off:
Commercial	13	23	12	7	14
Real estate construction	—	—	—	—	—
Commercial mortgage	1	1	1	—	1
Residential mortgage	—	—	—	—	—
Consumer	2	2	—	1	—
Lease financing	—	—	—	—	—
International	—	—	1	—	5

Total recoveries	16	26	14	8	20

Net loans charged-off	22	21	29	38	35
Provision for loan losses	(20)	(30)	2	1	(21)

Balance at end of period	$516	$558	$609	$636	$673

Allowance for loan losses as a percentage of total loans	1.19%	1.33%	1.41%	1.52%	1.65%

Net loans charged-off as a percentage of average total loans	0.20	0.18	0.27	0.36	0.34

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2005				2004
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$14	$15	$18	$21	$24
Charge-offs on lending-related commitments (1)	6	—	—	—	—
Provision for credit losses on lending-related commitments	25	(1)	(3)	(3)	(3)

Balance at end of period	$33	$14	$15	$18	$21

(1) Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2005				2004
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$65	$81	$125	$161	$161
Real estate construction:
Real estate construction business line	3	4	8	18	31
Other	—	—	2	2	3

Total real estate construction	3	4	10	20	34
Commercial mortgage:
Commercial real estate business line	6	9	9	11	6
Other	29	35	32	38	58

Total commercial mortgage	35	44	41	49	64
Residential mortgage	2	1	2	2	1
Consumer	2	1	2	1	1
Lease financing	13	39	9	12	15
International	18	16	23	24	36

Total nonaccrual loans	138	186	212	269	312
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	138	186	212	269	312
Other real estate	24	34	34	42	27
Nonaccrual debt securities	—	—	—	—	—

Total nonperforming assets	$162	$220	$246	$311	$339

Nonperforming loans as a percentage of total loans	0.32%	0.44%	0.49%	0.64%	0.76%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.37	0.52	0.57	0.75	0.83
Allowance for loan losses as a percentage of total nonperforming assets	319	253	248	204	198
Loans past due 90 days or more and still accruing	$16	$14	$24	$23	$15

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$186	$212	$269	$312	$361
Loans transferred to nonaccrual (1)	28	81	47	66	71
Nonaccrual business loan gross charge-offs (2)	(34)	(40)	(38)	(42)	(49)
Loans transferred to accrual status (1)	(11)	—	—	(4)	(7)
Nonaccrual business loans sold (3)	(4)	(19)	—	(14)	(33)
Payments/Other (4)	(27)	(48)	(66)	(49)	(31)

Nonaccrual loans at end of period	$138	$186	$212	$269	$312

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$34	$40	$38	$42	$49
Performing watch list loans	—	1	2	1	1
Consumer loans and residential mortgage loans	4	6	3	3	5

Total gross loan charge-offs	$38	$47	$43	$46	$55

(3) Analysis of loans sold:

Nonaccrual business loans	$4	$19	$—	$14	$33
Performing watch list loans sold	15	34	7	4	7

Total loans sold	$19	$53	$7	$18	$40

(4) Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2005			September 30, 2005			December 31, 2004
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2) (3)	$25,666	$388	5.99%	$25,230	$378	5.95%	$22,563	$265	4.66%
Real estate construction loans	3,416	68	7.94	3,202	60	7.40	3,178	48	5.99
Commercial mortgage loans (1)	8,799	149	6.70	8,631	138	6.37	7,999	111	5.53
Residential mortgage loans	1,465	22	5.87	1,418	20	5.76	1,275	18	5.59
Consumer loans	2,675	43	6.45	2,703	41	6.04	2,721	34	5.04
Lease financing	1,288	13	4.08	1,300	10	2.98	1,259	13	4.09
International loans	1,940	32	6.52	2,098	33	6.27	2,134	29	5.40
Business loan swap income	—	(16)	—	—	(5)	—	—	28	—

Total loans (2) (3)	45,249	699	6.13	44,582	675	6.01	41,129	546	5.28

Investment securities available-for-sale (4)	4,037	41	3.97	3,935	38	3.80	4,052	35	3.48
Short-term investments	478	6	5.42	549	7	4.76	1,837	11	2.36

Total earning assets	49,764	746	5.94	49,066	720	5.82	47,018	592	5.01
Cash and due from banks	1,757			1,788			1,698
Allowance for loan losses	(562)			(601)			(731)
Accrued income and other assets	3,171			3,209			3,131

Total assets	$54,130			$53,462			$51,116

Money market and NOW deposits (1)	$17,152	102	2.36	$16,987	89	2.09	$17,755	57	1.27
Savings deposits (1)	1,502	1	0.61	1,531	2	0.52	1,605	1	0.41
Certificates of deposit (1)	6,723	57	3.35	5,912	44	2.92	5,520	28	2.01
Foreign office time deposits	943	11	4.46	1,110	12	4.21	692	5	2.99

Total interest-bearing deposits	26,320	171	2.59	25,540	147	2.28	25,572	91	1.42

Short-term borrowings	2,350	24	4.06	1,804	16	3.52	278	2	1.85
Medium- and long-term debt	4,013	49	4.77	4,144	44	4.26	4,342	32	2.91

Total interest-bearing sources	32,683	244	2.96	31,488	207	2.61	30,192	125	1.64

Noninterest-bearing deposits (1)	15,158			15,734			14,755
Accrued expenses and other liabilities	1,188			1,124			1,092
Common shareholders’ equity	5,101			5,116			5,077

Total liabilities and shareholders’ equity	$54,130			$53,462			$51,116

Net interest income/rate spread (FTE)		$502	2.98		$513	3.21		$467	3.37

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			1.02			0.94			0.59

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			4.00%			4.15%			3.96%

(1) FSD balances included above:
Loans (primarily low-rate)	$2,769	$3	0.38%	$2,334	$2	0.42%	$1,113	$2	0.54%
Interest-bearing deposits	2,613	22	3.38	2,578	20	3.04	2,434	12	2.00
Noninterest-bearing deposits	5,866			6,430			5,575
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.68)%			(0.56)%			(0.22)%
Total loans			(0.37)			(0.31)			(0.13)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.22)			(0.18)			(0.08)
(3) Impact of third quarter 2005 warrant accounting change on the following:
Commercial loans					$20	0.32%
Total loans					20	0.18
Net interest margin (FTE)					20	0.16
(4) The average rate for investment securities available-for-sale was computed using average historical cost.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2005			December 31, 2004
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2) (3)	$24,575	$1,381	5.62%	$22,139	$933	4.22%
Real estate construction loans	3,194	231	7.23	3,264	177	5.43
Commercial mortgage loans (1)	8,566	534	6.23	7,991	415	5.19
Residential mortgage loans	1,388	80	5.74	1,237	70	5.68
Consumer loans	2,696	159	5.89	2,668	126	4.73
Lease financing	1,283	49	3.81	1,272	52	4.06
International loans	2,114	126	5.98	2,162	102	4.69
Business loan swap income	—	(2)	—	—	182	—

Total loans (2) (3)	43,816	2,558	5.84	40,733	2,057	5.05

Investment securities available-for-sale (4)	3,861	148	3.76	4,321	147	3.36
Short-term investments	555	24	4.45	1,921	36	1.88

Total earning assets	48,232	2,730	5.65	46,975	2,240	4.76

Cash and due from banks	1,721			1,685
Allowance for loan losses	(623)			(787)
Accrued income and other assets	3,176			3,075

Total assets	$52,506			$50,948

Money market and NOW deposits (1)	$17,282	337	1.95	$17,768	188	1.06
Savings deposits (1)	1,545	7	0.49	1,629	6	0.39
Certificates of deposit (1)	5,929	167	2.81	5,962	104	1.74
Foreign office time deposits	877	37	4.18	664	17	2.60

Total interest-bearing deposits	25,633	548	2.14	26,023	315	1.21

Short-term borrowings	1,451	52	3.59	275	4	1.25
Medium- and long-term debt	4,186	170	4.05	4,540	108	2.39

Total interest-bearing sources	31,270	770	2.46	30,838	427	1.38

Noninterest-bearing deposits (1)	15,007			14,122
Accrued expenses and other liabilities	1,132			947
Common shareholders’ equity	5,097			5,041

Total liabilities and shareholders’ equity	$52,506			$50,948

Net interest income/rate spread (FTE)		$1,960	3.19		$1,813	3.38

FTE adjustment		$4			$3

Impact of net noninterest-bearing sources of funds			0.87			0.48

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			4.06%			3.86%

(1) FSD balances included above:
Loans (primarily low-rate)	$1,893	$8	0.45%	$885	$5	0.53%
Interest-bearing deposits	2,600	76	2.91	2,027	31	1.53
Noninterest-bearing deposits	5,851			5,280
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.43)%			(0.15)%
Total loans			(0.24)			(0.10)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.15)			(0.06)
(3) Impact of third quarter 2005 warrant accounting change on the following:
Commercial loans		$20	0.08%
Total loans		20	0.05
Net interest margin (FTE)		20	0.04
(4) The average rate for investment securities available-for-sale was computed using average historical cost.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2005	2005	2005	2005	2004

Commercial loans:
Floor plan	$2,847	$2,065	$2,766	$2,668	$2,575
Other	20,698	20,689	20,924	20,112	19,464

Total commercial loans	23,545	22,754	23,690	22,780	22,039
Real estate construction loans:
Real estate construction business line	2,831	2,674	2,587	2,451	2,461
Other	651	615	581	584	592

Total real estate construction loans	3,482	3,289	3,168	3,035	3,053
Commercial mortgage loans:
Commercial real estate business line	1,450	1,440	1,465	1,555	1,556
Other	7,417	7,260	7,071	6,860	6,680

Total commercial mortgage loans	8,867	8,700	8,536	8,415	8,236
Residential mortgage loans	1,485	1,444	1,394	1,335	1,294
Consumer loans:
Home equity	1,775	1,818	1,867	1,797	1,837
Other consumer	922	878	834	903	914

Total consumer loans	2,697	2,696	2,701	2,700	2,751
Lease financing	1,295	1,286	1,296	1,262	1,265
International loans	1,876	1,972	2,239	2,209	2,205

Total loans	$43,247	$42,141	$43,024	$41,736	$40,843

Goodwill	$213	$247	$247	$247	$247
Other intangible assets	1	1	1	1	1
Loan servicing rights	19	19	19	19	20
Deferred mutual fund distribution costs	6	7	7	7	8
Amortization of intangibles (quarterly)	—	—	—	—	—

Tier 1 common capital ratio*	7.83%	7.98%	7.88%	8.04%	8.13%
Tier 1 risk-based capital ratio*	8.44	8.60	8.49	8.66	8.77
Total risk-based capital ratio *	11.66	12.07	12.08	12.49	12.75
Leverage ratio*	10.02	10.07	10.36	10.50	10.37

Book value per share	$31.11	$30.81	$30.60	$29.81	$29.94

Market value per share for the quarter:
High	$60.25	$63.38	$59.29	$61.40	$63.80
Low	53.60	56.80	53.17	53.70	57.81
Close	56.76	58.90	57.80	55.08	61.02

Quarterly ratios:
Return on average common shareholders’ equity	16.28%	18.59%	16.99%	15.73%	16.39%
Return on average assets	1.53	1.78	1.68	1.57	1.63
Efficiency ratio	62.21	56.63	54.49	55.70	56.61

Number of banking offices	381	370	364	376	377

Number of employees — full time equivalent	10,834	10,779	10,826	10,803	10,892
*	December 31, 2005 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2005	2005	2004

ASSETS
Cash and due from subsidiary bank	$11	$16	$1
Short-term investments with subsidiary bank	264	289	289
Investment in subsidiaries, principally banks	5,587	5,597	5,585
Premises and equipment	3	3	3
Other assets	257	256	304

Total assets	$6,122	$6,161	$6,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$813	$817	$824
Other liabilities	241	253	253

Total liabilities	1,054	1,070	1,077

Common stock — $5 par value:
Authorized — 325,000,000 shares Issued — 178,735,252 shares at 12/31/05, 9/30/05 and 12/31/04	894	894	894
Capital surplus	461	448	421
Accumulated other comprehensive loss	(170)	(158)	(69)
Retained earnings	4,796	4,683	4,331
Less cost of common stock in treasury — 15,834,985 shares at 12/31/05, 13,469,654 shares at 9/30/05 and 8,259,328 shares at 12/31/04	(913)	(776)	(472)

Total shareholders’ equity	5,068	5,091	5,105

Total liabilities and shareholders’ equity	$6,122	$6,161	$6,182

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	In Shares	Amount	Surplus	Income (Loss)	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2004	175.0	$894	$384	$74	$3,973	$(215)	$5,110
Net income	—	—	—	—	757	—	757
Other comprehensive loss, net of tax	—	—	—	(143)	—	—	(143)

Total comprehensive income							614
Cash dividends declared on common stock ($2.08 per share)	—	—	—	—	(356)	—	(356)
Purchase of common stock	(6.5)	—	—	—	—	(370)	(370)
Net issuance of common stock under employee stock plans	2.0	—	2	—	(43)	113	72
Recognition of stock-based compensation expense	—	—	35	—	—	—	35

BALANCE AT DECEMBER 31, 2004	170.5	$894	$421	$(69)	$4,331	$(472)	$5,105

BALANCE AT JANUARY 1, 2005	170.5	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	—	861	—	861
Other comprehensive loss, net of tax	—	—	—	(101)	—	—	(101)

Total comprehensive income							760
Cash dividends declared on common stock ($2.20 per share)	—	—	—	—	(367)	—	(367)
Purchase of common stock	(9.0)	—	—	—	—	(525)	(525)
Net issuance of common stock under employee stock plans	1.4	—	(4)	—	(29)	84	51
Recognition of stock-based compensation expense	—	—	44	—	—	—	44

BALANCE AT DECEMBER 31, 2005	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

	Business Bank			Small Business & Personal Financial Services			Wealth & Institutional Management
(dollar amounts in millions)	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$336	$367	$344	$157	$153	$149	$39	$38	$37
Provision for loan losses	(16)	(23)	13	9	7	4	1	(4)	2
Noninterest income	71	71	66	51	54	50	137	83	72
Noninterest expenses	226	185	150	154	138	132	114	89	88
Provision (benefit) for income taxes (FTE)	72	90	87	16	22	23	22	13	7

Net income (loss)	$125	$186	$160	$29	$40	$40	$39	$23	$12

Net charge-offs	$15	$16	$27	$8	$7	$6	$1	$(3)	$2

Selected average balances:
Assets	$37,309	$36,661	$33,259	$6,609	$6,575	$6,359	$3,816	$3,716	$3,601
Loans	35,849	35,273	32,049	5,891	5,862	5,703	3,473	3,428	3,339
Deposits	20,578	20,877	20,184	16,778	16,774	16,883	2,557	2,550	2,478
Liabilities	21,412	21,678	20,937	16,781	16,774	16,877	2,576	2,555	2,484
Attributed equity	2,585	2,548	2,495	826	805	782	474	420	429

Statistical data:
Return on average assets (1)	1.34%	2.03%	1.93%	0.66%	0.91%	0.91%	4.07%	2.45%	1.37%
Return on average attributed equity	19.36	29.17	25.72	14.12	19.79	20.46	32.73	21.67	11.51
Net interest margin (2)	3.71	4.13	4.26	3.71	3.63	3.51	4.44	4.36	4.48
Efficiency ratio	55.41	42.13	36.49	74.08	66.96	66.34	64.77	73.41	80.33

	Finance			Other			Total
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$(32)	$(47)	$(64)	$2	$2	$1	$502	$513	$467
Provision for loan losses	—	—	—	(14)	(10)	(40)	(20)	(30)	(21)
Noninterest income	22	11	9	—	13	6	281	232	203
Noninterest expenses	1	—	1	(8)	10	9	487	422	380
Provision (benefit) for income taxes (FTE)	(7)	(16)	(19)	6	6	6	109	115	104

Net income (loss)	$(4)	$(20)	$(37)	$18	$9	$32	$207	$238	$207

Net charge-offs	$—	$—	$—	$(2)	$1	$—	$22	$21	$35

Selected average balances:
Assets	$5,483	$5,526	$7,000	$913	$984	$897	$54,130	$53,462	$51,116
Loans	(9)	(22)	(5)	45	41	43	45,249	44,582	41,129
Deposits	1,615	1,008	729	(50)	65	53	41,478	41,274	40,327
Liabilities	7,983	6,995	5,426	277	344	315	49,029	48,346	46,039
Attributed equity	469	517	612	747	826	759	5,101	5,116	5,077

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.53%	1.78%	1.63%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	16.28	18.59	16.39
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	4.00	4.15	3.96
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	62.21	56.63	56.61

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

	Midwest & Other Markets			Western			Texas
(dollar amounts in millions)	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$271	$272	$270	$188	$214	$190	$63	$61	$60
Provision for loan losses	(2)	—	7	(3)	(18)	8	(2)	2	3
Noninterest income	201	154	137	34	30	29	20	20	18
Noninterest expenses	304	233	225	124	123	93	56	48	45
Provision (benefit) for income taxes (FTE)	61	59	55	38	52	49	10	10	11

Net income (loss)	$109	$134	$120	$63	$87	$69	$19	$21	$19

Net charge-offs	$21	$23	$13	$1	$(2)	$19	$(1)	$(1)	$3
Selected average balances:
Assets	$25,088	$25,324	$24,220	$15,684	$14,920	$12,750	$5,462	$5,262	$4,861
Loans	23,518	23,832	22,930	14,960	14,226	12,097	5,251	5,070	4,689
Deposits	18,833	18,856	19,122	17,048	17,415	16,353	3,718	3,611	3,796
Liabilities	19,629	19,621	19,859	17,106	17,458	16,376	3,722	3,612	3,792
Attributed equity	2,217	2,162	2,163	1,088	1,055	1,026	503	482	449

Statistical data:
Return on average assets (1)	1.74%	2.11%	1.99%	1.39%	1.88%	1.59%	1.39%	1.54%	1.61%
Return on average attributed equity	19.66	24.71	22.23	23.21	33.07	26.94	15.08	16.88	17.42
Net interest margin (2)	4.54	4.50	4.66	4.36	4.89	4.61	4.73	4.74	5.15
Efficiency ratio	64.25	54.73	55.14	56.44	50.26	42.43	67.10	59.72	57.61

Number of banking offices	255	255	268	61	55	51	59	54	52

	Florida			Finance & Other Businesses			Total
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Three Months Ended	2005	2005	2004	2005	2005	2004	2005	2005	2004

Earnings summary:
Net interest income (expense) (FTE)	$10	$11	$10	$(30)	$(45)	$(63)	$502	$513	$467
Provision for loan losses	1	(4)	1	(14)	(10)	(40)	(20)	(30)	(21)
Noninterest income	4	4	4	22	24	15	281	232	203
Noninterest expenses	10	8	7	(7)	10	10	487	422	380
Provision (benefit) for income taxes (FTE)	1	4	2	(1)	(10)	(13)	109	115	104

Net income (loss)	$2	$7	$4	$14	$(11)	$(5)	$207	$238	$207

Net charge-offs	$3	$1	$—	$(2)	$—	$—	$22	$21	$35

Selected average balances:
Assets	$1,500	$1,447	$1,388	$6,396	$6,509	$7,897	$54,130	$53,462	$51,116
Loans	1,484	1,435	1,375	36	19	38	45,249	44,582	41,129
Deposits	314	318	274	1,565	1,074	782	41,478	41,274	40,327
Liabilities	312	316	272	8,260	7,339	5,740	49,029	48,346	46,039
Attributed equity	77	74	67	1,216	1,343	1,372	5,101	5,116	5,077

Statistical data:
Return on average assets (1)	0.54%	2.01%	1.11%	N/M	N/M	N/M	1.53%	1.78%	1.63%
Return on average attributed equity	10.56	38.96	23.06	N/M	N/M	N/M	16.28	18.59	16.39
Net interest margin (2)	2.70	3.17	2.94	N/M	N/M	N/M	4.00	4.15	3.96
Efficiency ratio	66.94	51.06	48.29	N/M	N/M	N/M	62.21	56.63	56.61

Number of banking offices	6	6	6	—	—	—	381	370	377

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

N/M — Not Meaningful